UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 9, 2014, Phillips Edison – ARC Grocery Center REIT II, Inc. (the “Company”) satisfied the $2,000,000 minimum offering amount for its initial public offering, broke escrow and issued shares in the offering. The initial purchases of shares in the offering were made by Jeffrey Edison, the Company’s Chairman and Chief Executive Officer, Michael Phillips, John Edison and AR Capital, LLC, one of the Company’s sponsors, in the amounts of $750,000, $450,000, $400,000 and $400,000, respectively. Subscriptions from residents of Ohio, Pennsylvania and Washington will continue to be held in escrow until the Company has received aggregate subscriptions of at least $20.0 million, $100.0 million and $20.0 million, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

Dated: January 13, 2014	By:	/s/ R. Mark Addy
R. Mark Addy Co-President and Chief Operating Officer